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Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-92229) pertaining to the 1993 Stock Option Plan and the 1996 Employee Stock Purchase Plan and in the Registration Statement (Form S-8 No. 333-138697) pertaining to the 2006 Stock Option Plan of Biovail Corporation, of our reports dated February 25, 2009, with respect to the consolidated financial statements and schedules of Biovail Corporation, and the effectiveness of internal control over financial reporting of Biovail Corporation, included in the Annual Report (Form 20-F) for the year ended December 31, 2008.

Toronto, Canada	/s/ ERNST & YOUNG LLP
February 27, 2009	Chartered Accountants Licensed Public Accountants

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  Exhibit 15.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM